EXHIBIT 99.1
EZCORP THIRD QUARTER EARNINGS JUMP 39%
AUSTIN, Texas (July 22, 2010) — EZCORP, Inc. (Nasdaq: EZPW), a leading pawn store operator and provider of specialty consumer financial services, today announced results for its third fiscal quarter ended June 30, 2010.
EZCORP’s net income for the quarter increased 39% to $20.0 million ($0.40 per share) compared to $14.4 million ($0.29 per share) for the third quarter of fiscal 2009. Total revenues for the quarter increased 17% over the prior year period to $173.5 million.
Consolidated operating income improved 34% to $28.8 million (27% of net revenues) from $21.5 million (24% of net revenues) in the prior year quarter. Store level operating income improved $9.2 million in the Company’s U.S. Pawn operations, $0.3 million in its Empeño Fácil Mexico Pawn segment and $3.1 million in its EZMONEY operations.
EZCORP’s net income for the nine-month period ended June 30, 2010 increased 46% to $69.4 million ($1.40 per share) compared to $47.5 million ($1.00 per share) for the prior year nine-month period. Operating income for the nine months improved 43% to $101.8 million (31% of net revenues) compared to $71.2 million (27% of net revenues) for the prior year nine-month period.
Commenting on these results, Chief Executive Officer, Joe Rotunda, stated, “The June quarter was another great quarter for EZCORP. Each of our business segments and strategic affiliates produced robust revenue and earnings increases over the prior year quarter. In addition, our consolidated pawn and EZMONEY loan portfolios reflect strong, high quality growth over last year of 19% and 28%, respectively. These results clearly demonstrate strong consumer demand for our assortment of products and services and the value and convenience they provide in today’s financial marketplace.”
The Company’s President and Chief Operating Officer, Paul Rothamel, added “We are very pleased by the strong growth and customer acceptance of our expanded offerings, and recently achieved a number of significant milestones. We acquired thirteen domestic pawn stores in June, giving us an entrance to the Chicago area and strengthening our number one position in Florida; we surpassed 70 new store openings year-to-date; and we opened our 100th pawn store in Mexico on July 2.”
Rothamel concluded, “We continue to drive earnings growth with an intense focus on product and geographic diversification, new store growth and superior customer service. We are increasing our expected earnings per share for the full fiscal year ending September 30 to $1.92, representing a 35% increase from $1.42 in fiscal 2009.”
You are invited to listen to a conference call discussing these results on July 22, 2010 at 3:30 pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=70642

ABOUT EZCORP
EZCORP is a leading pawn store operator and provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells second-hand merchandise, primarily collateral forfeited from its pawn lending operations.
At June 30, 2010, EZCORP operated 482 pawn stores in the U.S. and Mexico and 497 short-term consumer loan stores in the U.S. and Canada. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 120 stores, and Cash Converters International Limited (CCV.L and CCV.AUS), which franchises and operates a worldwide network of over 500 financial services and second-hand retail stores.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including new store expansion and expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, actions of third parties who offer services and products in the Company’s locations and changes in the regulatory environment. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
For additional information, contact Danny Chism at (512) 314-2246.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended June 30,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$49,891	$50,442	$(551)	(1.1)
Jewelry scrapping sales	43,773	30,867	12,906	41.8
Pawn service charges	39,424	32,880	6,544	19.9
Signature loan fees	32,296	30,815	1,481	4.8
Auto title loan fees	4,658	1,030	3,628	352.2
Other	3,500	1,740	1,760	101.1

Total revenues	173,542	147,774	25,768	17.4
Cost of goods sold:
Cost of merchandise sales	29,710	31,057	(1,347)	(4.3)
Cost of jewelry scrapping sales	29,275	19,908	9,367	47.1

Total cost of goods sold	58,985	50,965	8,020	15.7
Bad debt:
Signature loan bad debt	8,917	8,618	299	3.5
Auto title loan bad debt	836	104	732	703.8

Total bad debt	9,753	8,722	1,031	11.8

Net revenue	104,804	88,087	16,717	19.0

Operations expense	57,952	53,833	4,119	7.7
Administrative expense	13,576	9,687	3,889	40.1
Depreciation and amortization	3,759	3,254	505	15.5
(Gain) / Loss on sale/disposal of assets	734	(146)	880	(602.7)

Operating income	28,783	21,459	7,324	34.1

Interest income	(135)	(59)	(76)	128.8
Interest expense	311	428	(117)	(27.3)
Equity in net income of unconsolidated affiliates	(2,930)	(851)	(2,079)	244.3
Other	(100)	11	(111)	(1009.1)

Income before income taxes	31,637	21,930	9,707	44.3
Income tax expense	11,675	7,545	4,130	54.7

Net income	$19,962	$14,385	$5,577	38.8

Net income per share, diluted	$0.40	$0.29	$0.11	37.9

Weighted average shares, diluted	49,640	49,279

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales (lines (2-10)/2)	40.5%	38.4%	2.1	ppts
Gross margin on jewelry scrapping sales (lines (3-11)/3)	33.1%	35.5%	(2.4)	ppts

Gross margin on total sales (lines ((2+3)-12)/(2+3))	37.0%	37.3%	(0.3)	ppts

Signature loan bad debt as percent of fees (lines 14/5)	27.6%	28.0%	(0.4)	ppts
Auto title loan bad debt as percent of fees (lines 15/6)	17.9%	10.1%	7.8	ppts

Annualized inventory turnover	4.1	3.6	0.5

Operating income margin (lines 23/17)	27.5%	24.4%	3.1	ppts

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Nine months Ended June 30,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$175,450	$156,293	$19,157	12.3
Jewelry scrapping sales	117,443	78,609	38,834	49.4
Pawn service charges	118,527	92,777	25,750	27.8
Signature loan fees	102,616	98,409	4,207	4.3
Auto title loan fees	11,716	1,666	10,050	603.2
Other	9,125	4,901	4,224	86.2

Total revenues	534,877	432,655	102,222	23.6
Cost of goods sold:
Cost of merchandise sales	108,056	96,348	11,708	12.2
Cost of jewelry scrapping sales	75,661	51,468	24,193	47.0

Total cost of goods sold	183,717	147,816	35,901	24.3
Bad debt:
Signature loan bad debt	22,104	23,174	(1,070)	(4.6)
Auto title loan bad debt	1,616	153	1,463	956.2

Total bad debt	23,720	23,327	393	1.7

Net revenue	327,440	261,512	65,928	25.2

Operations expense	174,338	151,955	22,383	14.7
Administrative expense	39,356	29,892	9,464	31.7
Depreciation and amortization	10,688	9,471	1,217	12.8
(Gain) / Loss on sale/disposal of assets	1,301	(967)	2,268	(234.5)

Operating income	101,757	71,161	30,596	43.0

Interest income	(151)	(257)	106	(41.2)
Interest expense	1,071	1,064	7	0.7
Equity in net income of unconsolidated affiliates	(7,519)	(3,163)	(4,356)	137.7
Other	(103)	38	(141)	(371.1)

Income before income taxes	108,459	73,479	34,980	47.6
Income tax expense	39,017	25,946	13,071	50.4

Net income	$69,442	$47,533	$21,909	46.1

Net income per share, diluted	$1.40	$1.00	$0.40	40.0

Weighted average shares, diluted	49,541	47,724

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales (lines (2-10)/2)	38.4%	38.4%	0.0	ppts
Gross margin on jewelry scrapping sales (lines (3-11)/3)	35.6%	34.5%	1.1	ppts

Gross margin on total sales (lines ((2+3)-12)/(2+3))	37.3%	37.1%	0.2	ppts

Signature loan bad debt as percent of fees (lines 14/5)	21.5%	23.5%	(2.0)	ppts
Auto title loan bad debt as percent of fees (lines 15/6)	13.8%	9.2%	4.6	ppts

Annualized inventory turnover	4.0	3.6	0.4

Operating income margin (lines 23/17)	31.1%	27.2%	3.9	ppts

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	June 30,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$14,912	$46,546
Pawn loans	112,807	94,648
Signature loans, net	8,915	7,649
Auto title loans, net	2,802	1,126
Pawn service charges receivable, net	19,899	16,693
Signature loan fees receivable, net	5,493	5,105
Auto title loan fees receivable, net	1,314	352
Inventory, net	61,181	57,141
Deferred tax asset	15,803	15,809
Federal income taxes receivable	10,655	—
Prepaid expenses and other assets	15,179	14,866

Total current assets	268,960	259,935

Investments in unconsolidated affiliates	99,773	34,784
Property and equipment, net	59,045	49,752
Deferred tax asset, non-current	5,526	9,090
Goodwill	115,415	100,742
Other assets, net	22,664	17,892

Total assets	$571,383	$472,195

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable and other accrued expenses	44,194	33,958
Customer layaway deposits	5,404	3,603
Federal income taxes payable	—	1,988

Total current liabilities	59,598	49,549

Long-term debt, less current maturities	17,500	27,500
Deferred gains and other long-term liabilities	2,630	3,352
Total stockholders’ equity	491,655	391,794

Total liabilities and stockholders’ equity	$571,383	$472,195

Pawn loan balance per ending pawn store	$234	$227
Inventory per ending pawn store	$127	$137
Book value per share	$9.99	$8.05
Tangible book value per share	$7.32	$5.65
Pawn store count — end of period	482	417
Signature loan store count — end of period	497	480
Shares outstanding — end of period	49,218	48,652

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Three months ended June 30, 2010:
Revenues:
Sales	$87,916	$5,579	$169	$93,664
Pawn service charges	37,014	2,410	—	39,424
Signature loan fees	455	—	31,841	32,296
Auto title loan fees	359	—	4,299	4,658
Other	3,361	131	8	3,500

Total revenues	129,105	8,120	36,317	173,542

Cost of goods sold	55,077	3,823	85	58,985
Signature loan bad debt	159	—	8,758	8,917
Auto title loan bad debt	44	—	792	836

Net revenues	73,825	4,297	26,682	104,804
Operations expense	39,148	2,999	15,805	57,952

Store operating income	$34,677	$1,298	$10,877	$46,852

Gross margin on total sales (lines (2-9)/2)	37.4%	31.5%	49.7%	37.0%
Annualized inventory turnover	4.1	4.4	N/A	4.1
Signature loan bad debt as percent of fees (lines 10/4)	34.9%	N/A	27.5%	27.6%
Auto title loan bad debt as percent of fees (lines 11/5)	12.3%	N/A	18.4%	17.9%
Operating income margin (lines 15/12)	47.0%	30.2%	40.8%	44.7%
Pawn store count — end of period	383	99	—	482
Signature loan store count — end of period	6	—	491	497

Three months ended June 30, 2009:
Revenues:
Sales	$78,519	$2,790	$—	$81,309
Pawn service charges	31,409	1,471	—	32,880
Signature loan fees	523	—	30,292	30,815
Auto title loan fees	430	—	600	1,030
Other	1,706	34	—	1,740

Total revenues	112,587	4,295	30,892	147,774
Cost of goods sold	49,157	1,808	—	50,965
Signature loan bad debt	237	—	8,381	8,618
Auto title loan bad debt	30	—	74	104

Net revenues	63,163	2,487	22,437	88,087
Operations expense	37,719	1,441	14,673	53,833

Store operating income	$25,444	$1,046	$7,764	$34,254

Gross margin on total sales (lines (28-35)/28)	37.4%	35.2%	N/A	37.3%
Annualized inventory turnover	3.7	2.5	N/A	3.6
Signature loan bad debt as percent of fees (lines 36/30)	45.3%	N/A	27.7%	28.0%
Auto title loan bad debt as percent of fees (lines 37/31)	7.0%	N/A	12.3%	10.1%
Operating income margin (lines 41/38)	40.3%	42.1%	34.6%	38.9%
Pawn store count — end of period	370	47	—	417
Signature loan store count — end of period	6	—	474	480

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Nine months ended June 30, 2010:
Revenues:
Sales	$278,314	$14,346	$233	$292,893
Pawn service charges	112,211	6,316	—	118,527
Signature loan fees	1,442	—	101,174	102,616
Auto title loan fees	1,261	—	10,455	11,716
Other	8,771	346	8	9,125

Total revenues	401,999	21,008	111,870	534,877

Cost of goods sold	173,348	10,253	116	183,717
Signature loan bad debt	446	—	21,658	22,104
Auto title loan bad debt	166	—	1,450	1,616

Net revenues	228,039	10,755	88,646	327,440

Operations expense	119,259	7,736	47,343	174,338

Store operating income	$108,780	$3,019	$41,303	$153,102

Gross margin on total sales (lines (2-9)/2)	37.7%	28.5%	50.2%	37.3%
Annualized inventory turnover	3.9	4.5	N/A	4.0
Signature loan bad debt as percent of fees (lines 10/4)	30.9%	N/A	21.4%	21.5%
Auto title loan bad debt as percent of fees (lines 11/5)	13.2%	N/A	13.9%	13.8%
Operating income margin (lines 15/12)	47.7%	28.1%	46.6%	46.8%
Pawn store count — end of period	383	99	—	482
Signature loan store count — end of period	6	—	491	497

Nine months ended June 30, 2009:
Revenues:
Sales	$227,494	$7,408	$—	$234,902
Pawn service charges	88,558	4,219	—	92,777
Signature loan fees	1,766	—	96,643	98,409
Auto title loan fees	991	—	675	1,666
Other	4,866	35	—	4,901

Total revenues	323,675	11,662	97,318	432,655

Cost of goods sold	143,167	4,649	—	147,816
Signature loan bad debt	581	—	22,593	23,174
Auto title loan bad debt	72	—	81	153

Net revenues	179,855	7,013	74,644	261,512

Operations expense	102,764	4,024	45,167	151,955

Store operating income	$77,091	$2,989	$29,477	$109,557

Gross margin on total sales (lines (28-35)/28)	37.1%	37.2%	N/A	37.1%
Annualized inventory turnover	3.7	2.2	N/A	3.6
Signature loan bad debt as percent of fees (lines 36/30)	32.9%	N/A	23.4%	23.5%
Auto title loan bad debt as percent of fees (lines 37/31)	7.3%	N/A	12.0%	9.2%
Operating income margin (lines 41/38)	42.9%	42.6%	39.5%	41.9%
Pawn store count — end of period	370	47	—	417
Signature loan store count — end of period	6	—	474	480